Exhibit 23.1


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
            ---------------------------------------------------

Chic by H.I.S, Inc.
New York, New York


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 15, 1995 (except for Note 14, which is dated January 31, 1996), relating to the consolidated financial statements and schedules of Chic by H.I.S, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended November 4, 1995.

We also consent to the reference to us under the caption "Experts" in the prospectus.


                                       /s/ BDO Seidman, LLP

                                       BDO SEIDMAN, LLP


New York, New York
June 20, 1996